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                                                                  Exhibit 4.4(g)

                                                                  EXECUTION COPY








                                 AMENDMENT NO. 4
                                       TO
                          CREDIT AND SECURITY AGREEMENT

         This AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT (this "Amendment"), made as of this ___ day of March, 2001, among PARAGON CORPORATE HOLDINGS INC. ("Borrower"), certain financial institutions listed on the signature pages hereto (the "Banks"), KEY CORPORATE CAPITAL INC., as Letter of Credit Bank (the "Letter of Credit Bank"), and KEY CORPORATE CAPITAL INC. as Agent for the Banks and the Letter of Credit Bank (the "Agent").

                             W I T N E S S E T H :


         WHEREAS, the Borrower, the Banks, the Letter of Credit Bank and the Agent have entered into that certain Credit and Security Agreement, dated as of April 1, 1998, as amended by that certain Amendment No. 1 to Credit and Security Agreement, dated as of March 17, 1999, as further amended by that certain Amendment No. 2 to Credit and Security Agreement, dated as of March 31, 2000, as further amended by that certain Amendment No. 3 to Credit and Security Agreement, dated as of May 10, 2000 (as amended, the "Credit Agreement"), pursuant to which the Agent, the Banks and the Letter of Credit Bank have made certain loans and other financial accommodations available to Borrower; and

         WHEREAS, the Borrower, the Banks, the Letter of Credit Bank and the Agent desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks, the Letter of Credit Bank and the Agent do hereby agree as follows:

1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2. AMENDMENT TO THE CREDIT AGREEMENT.

         2.1 AMENDMENT TO INTRODUCTORY PARAGRAPH. The introductory paragraph on Page 1 of the Credit Agreement is hereby amended by deleting the reference to "U.S. $32,000,000" and replacing it with "U.S. $37,000,000".

2.2 AMENDMENT TO SECTION 8.3(c). Section 8.3(c) is amended to read as follows:

                  (c)INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiary Guarantors to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind, EXCEPT that this Section 8.3 (c) shall not prohibit: (i) the Obligations and the Guaranty by the Subsidiary Guarantors thereof, (ii) ordinary course trade payables, (iii) the Indebtedness on the Supplemental Schedule (which Indebtedness shall not be renewed or increased), (iv) Indebtedness secured by a Lien permitted by Section 8.3(d) of this Agreement, (v) any Indebtedness which results from a Credit Extension permitted in Section 8.3(b) of this Agreement, (vi) the Senior Notes and the Guaranty by the Subsidiary Guarantors thereof,
         (vii) the incurrence by the Borrower or any of its Subsidiary Guarantors of Hedging Obligations, (viii) the incurrence by the Borrower or any of its U.S. Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10,000,000, (ix) the guarantee by the Borrower or any Subsidiary Guarantor of Indebtedness of the Borrower or a Subsidiary of the Borrower that was permitted to be incurred by another provision of this Agreement, (x) the incurrence by the Borrower or any of its U.S. Subsidiaries of additional Indebtedness in support of the exchange of the Senior Notes pursuant to that certain Offer to Exchange and Consent Solicitation Statement regarding the 9 5/8% Series B Senior Notes of Borrower, Due 2008, as approved by the Agent prior to commencement (the "Exchange Offer"). Notwithstanding the foregoing, the Borrower may incur Indebtedness if the Borrower's Consolidated Fixed Charge Coverage Ratio for the Borrower's most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred.

2.3 AMENDMENT TO SECTION 8.3(f). Section 8.3(f) is amended to read as follows:


                  (f)DIVIDENDS; MANAGEMENT FEE. Other than in a writing made expressly subject to the Agent's written consent under this Agreement, neither the Borrower nor any Subsidiary Guarantor shall make or commit itself to make any Distribution (other than stock dividends) to its shareholders at any time or pay or commit itself to pay any management fee to any Affiliate of the Borrower at any time; PROVIDED, HOWEVER, that so long as no Potential Default has occurred and none would thereupon occur, (i) the Borrower may pay to NESCO, Inc. a monthly management fee in an amount not to exceed, together with all other such payments by the Borrower in any Fiscal Year, in the aggregate five percent (5%) of the Borrower's Consolidated EBITDA during any Fiscal Year, (ii) to support the Borrower's payment of any such management fee, each Subsidiary Guarantor may pay to the Borrower, in accordance with a management agreement among the Borrower and the Subsidiary Guarantors, an amount, on a monthly basis, that does not, together with all other such payments by such Subsidiary Guarantor in any Fiscal Year, exceed such Subsidiary Guarantor's Consolidated EBITDA for such


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         Fiscal Year, (iii) payments required to be made by the Borrower and the
         Subsidiary Guarantors pursuant to a certain Tax Payment Agreement, dated as of the date hereof, among, INTER ALIA the Borrower, the Subsidiary Guarantors and the Parent Company, (iv) each Subsidiary Guarantors may, on a weekly basis, pay an amount to the Borrower to support the Borrower's interest payments under the Senior Notes in an amount not in excess 1/52 of such Subsidiary Guarantor's ratable portion (based on projected Consolidated EBITDA for the Fiscal Year in which such payment occurs) of the interest due under the Senior Notes for the Fiscal Year in which such payment occurs, and (v) in support of the exchange of the Senior Notes pursuant to the Exchange Offer, the Subsidiary Guarantors may pay to the Borrower a sum not to exceed in the aggregate $51,000,000 cash.

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2.4 AMENDMENT TO SECTION 8.4(a). Section 8.4(a) is amended to read as follows:


                  (a) MINIMUM CONSOLIDATED EBITDA. The Borrower shall not permit the Consolidated EBITDA of A. B. Dick as of the end of any of the following cumulative fiscal periods to be less than the amount set forth opposite such cumulative fiscal period:


                                    CUMULATIVE FISCAL                            CONSOLIDATED EBITDA
                                         PERIOD
                  ------------------------------------------------------ ------------------------------------
                   January 1, 2001  --   March 31, 2001                              $1,250,000
                   January 1, 2001  --   June 30, 2001                               $2,500,000
                   January 1, 2001  --   September 30, 2001                          $3,750,000
                   January 1, 2001  --   December 31, 2001                           $5,250,000
                   April 1, 2001    --   March 31, 2002                              $5,500,000
                   July 1  2001     --   June 30, 2002                               $5,750,000
                   and each Cumulative Four Quarter Fiscal Period
                   thereafter                                                        $6,000,000


2.5 AMENDMENT TO SECTION 8.4(b).  Section 8.4(b) is amended to read as follows:


                  (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower shall not at any time permit:


                           (i) the Consolidated Fixed Charge Coverage Ratio of
                  the Borrower as at the end of any of the following cumulative fiscal periods of the Borrower to be less than the ratio set forth opposite such cumulative fiscal period:

                                    CUMULATIVE FISCAL                    CONSOLIDATED FIXED CHARGE COVERAGE
                                         PERIOD                                         RATIO
                  ------------------------------------------------------ ------------------------------------
                   January 1, 2001  --   June 30, 2001                              0.40 to 1.0
                   January 1, 2001  --   September 30, 2001                         0.45 to 1.0
                   January 1, 2001  --   December 31, 2001                          0.60 to 1.0
                   April 1, 2001    --   March 31, 2002                             0.70 to 1.0
                   July 1,  2001    --   June 30, 2002                              0.75 to 1.0
                   October 1, 2001  --   September 30, 2002                         0.80 to 1.0
                   January 1, 2002  --   December 31, 2002                          0.85 to 1.0
                   April 1, 2002    --   March 31, 2003                             0.90 to 1.0
                   July 1, 2002     --   June 30, 2003                              0.95 to 1.0
                   and each Cumulative Four Quarter Fiscal Period
                   thereafter                                                       1.00 to 1.0;



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                  or

                           (ii) the Consolidated Fixed Charge Coverage Ratio of
                  A.B. Dick as at the end of any of the following cumulative fiscal periods of the Borrower to be less than the ratio set forth opposite such cumulative fiscal period:

                                    CUMULATIVE FISCAL                    CONSOLIDATED FIXED CHARGE COVERAGE
                                         PERIOD                                         RATIO
                  ------------------------------------------------------ ------------------------------------
                   January 1, 2001  --  March 31, 2001                               0.70 to 1.0
                   January 1, 2001  --  June 30, 2001                                0.75 to 1.0
                   January 1, 2001  --  September 30, 2001                           0.80 to 1.0
                   January 1, 2001  --  December 31, 2001                            0.90 to 1.0
                   April 1, 2001    --  March 31, 2002                               0.95 to 1.0
                   July 1  2001     --  June 30, 2002                                1.00 to 1.0
                   October 1, 2001  --  September 30, 2002                           1.05 to 1.0
                   and each Cumulative Four Quarter Fiscal Period
                   thereafter                                                        1.10 to 1.0



         2.6 AMENDMENT TO ANNEX I. Annex I is hereby amended by deleting all references to "$32,000,000" and replacing each such reference with "$37,000,000".

         2.7 AMENDMENT TO ANNEX II. Annex II to the Credit Agreement is amended by deleting the definition of "Borrowing Base" and replacing it with the following new definition:

         "BORROWING BASE" means, at any date of determination, an amount not in excess of the difference of the following:

                  (a)      the sum of:

                           (i) eighty-five percent (85%) of the amount due and owing on the A.B. Dick Eligible Accounts; PLUS

                           (iii)    the lesser of:

                                    (x) Eighteen Million Five Hundred Thousand
                                    Dollars ($18,500,000) or

                                    (y) sixty percent (60%) of the cost or
                                    market value (whichever is lower) of the A.B. Dick Eligible Inventory; PLUS

                           (iv) ten percent (10%) of the cost or market value (whichever is lower) of the A.B. Dick Accumulated Depreciation Inventory; MINUS

                  (b)      the Reserve Amount.


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

3.       WAIVER.

         3.1 WAIVER. Subject to and conditioned on the effectiveness of this Amendment, to the extent that the following actions have resulted in Borrower's failure to comply with the Credit Agreement, the Agent and each Bank hereby waives, as of the date of this Amendment:

                  (a) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(a)of the Credit Agreement that Borrower not permit the Consolidated EBITDA of A.B. Dick to be less than $11,000,000 Cumulative Four Fiscal Quarter Period ending on December 31, 2000

                  (b) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(b)(i) of the Credit Agreement that Borrower not permit the Consolidated Fixed Charge Coverage Ratio of the Borrower to be less than 1.20 to 1.0 for the Cumulative Four Fiscal Quarter Period ending on December 31, 2000;

                  (c) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(b)(ii) of the Credit Agreement that Borrower not permit the Consolidated Fixed Charge Coverage Ratio of A.B. Dick to be less than 1.20 to 1.0 for the Cumulative Four Fiscal Quarter Period ending on December 31, 2000; and

                  (d) solely with respect to defaults waived pursuant to Sections 3.1(a), 3.1(b) and 3.1(c) of this Amendment, any Event of Default under Section 9.4 of the Financing Agreement.

4.       REPRESENTATIONS AND WARRANTIES.


Borrower hereby represents and warrants as follows:

         4.1 THE AMENDMENT. This Amendment has been duly and validly executed by an authorized executive officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. The execution delivery, and performance of this Amendment, the Credit Agreement (as amended hereby), and the other Loan Documents to which Borrower is a party are within the Borrower's corporate powers, have been duly authorized, and are not in contravention of Law or the terms of the Borrower's Certificate of Incorporation or By-Laws or any indenture (including the Senior Note Indenture) or other document or instrument evidencing borrowed money or any other agreement or undertaking to which the Borrower is a party or by which it or its property is bound.

         4.2 CLAIMS AND DEFENSES. As of the date of this Amendment, neither the Borrower nor any of the Subsidiary Guarantors has any defenses, claims, counterclaims or setoffs with



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respect to the Credit Agreement, the Loan Documents or any Obligations
thereunder or with respect to any actions of the Agent, the Banks, the Letter of Credit Bank or any of their respective officers, directors, shareholders, employees, agents or attorneys, and the Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Agent, the Banks and the Letter of Credit Bank, and each of their respective officers, directors, shareholders, employees, agents and attorneys, from the same.

         4.3 CREDIT AGREEMENT. The Credit Agreement, as previously amended and as further amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

         4.4 NONWAIVER. Except as expressly provided in Section 3 hereto, the execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Agent, any Bank or the Letter of Credit Bank under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith and Bank expressly retains all of its rights and remedies with regard to any conversion of the Additional Promissory Notes (as defined in the Exchange Offer). Further, except as set forth in Section 3 of this Agreement, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement as previously amended and as further amended by this Amendment.

         4.5 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as previously amended and as further amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as previously amended and as further amended hereby.

5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO. 4.


In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the fulfillment of each of the following conditions precedent:

         5.1 AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT. The Agent and each Bank shall have received an original counterpart of this Amendment No. 4 to Credit and Security Agreement, executed and delivered by a duly authorized officer of Borrower, the Agent, and each of the Banks.

         5.2 AMENDMENT TO SECURITY AGREEMENT OF A.B. DICK. The Security Agreement of A.B. Dick shall have been amended in form and substance acceptable to the Agent, in its sole discretion, to provide the grant of a security interest in the property, plant and equipment of A.B. Dick to the Agent for the benefit of the Banks and the Agent shall have received such executed amendment and financing statements evidencing such grant.

         5.3 MORTGAGE OF REAL PROPERTY OF A.B. DICK. The Agent shall have received original mortgages and fixture financing statements, in form and substance acceptable to the


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Agent, in its sole discretion, for the real property of A.B. Dick, executed and delivered by a duly authorized officer of A.B. Dick.

         5.4 ACKNOWLEDGMENT OF GUARANTOR. The Agent shall have received the Acknowledgment of Guarantor, attached hereto, executed and delivered by a duly authorized officer of A.B. Dick.

         5.5 AMENDMENT FEE. Bank shall have received from the Borrower, an Amendment Fee in the amount of Twenty-Five Thousand Dollars ($25,000).


6. MISCELLANEOUS.

         6.1 GOVERNING LAW. This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

         6.2 SEVERABILITY. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

         6.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.





                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, Borrower has caused this Amendment No. 4 to Credit and Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

KEY CORPORATE CAPITAL INC., as Agent                     PARAGON CORPORATE HOLDINGS INC.


-----------------------------------                      -----------------------------------
By:________________________________                      By:________________________________
Its:_______________________________                      Its:_______________________________





KEY CORPORATE CAPITAL INC., as a Bank                    KEY CORPORATE CAPITAL INC., as a
                                                         Letter of Credit Bank

-----------------------------------                      -----------------------------------
By:________________________________                      By:________________________________
Its:_______________________________                      Its:_______________________________



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                      ACKNOWLEDGMENT OF A. B. DICK COMPANY.
                      -------------------------------------


                  The undersigned, A. B. DICK COMPANY, a Delaware corporation, having guaranteed the obligations of Paragon Corporate Holdings Inc. to Key Corporate Capital Inc. ("KCCI"), hereby acknowledges and agrees to the terms of the foregoing Amendment No. 4 to Credit and Security Agreement. The undersigned represents and warrants to KCCI that the Subsidiary Guaranty Agreement, executed and delivered by the undersigned to KCCI, dated as of April 1, 1998, remains the valid and binding obligation of the undersigned, enforceable against it in accordance with its respective terms.

                                    A. B. DICK COMPANY


                                    By:___________________________

                                    Its:__________________________

Dated: March __, 2001



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